UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2022

Whole Earth Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive

Suite 3150
Chicago, IL 60606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Amended and Restated Loan Agreement

On June 15, 2022, the Company and certain of its subsidiaries entered into a first amendment (the “Amendment”) to its existing Amended and Restated Loan Agreement, dated as of February 5, 2021 (the “Existing Loan Agreement”), with Toronto Dominion (Texas) LLC as administrative agent and certain lenders signatory thereto.

The Amendment provides for the following changes to the Existing Loan Agreement: (i) the revolving credit facility has been increased to an aggregate principal amount of up to $125 million; and (ii) the secured overnight financing rate (“SOFR”) has replaced the LIBOR interest rate benchmark for all loans outstanding under the Existing Loan Agreement, as amended, provided that any LIBOR loans outstanding (“Existing LIBOR Loans”) as of the Amendment date shall continue to the end of the applicable interest period for such Existing LIBOR Loans and the provisions of the Existing Loan Agreement applicable thereto shall continue and remain in effect until the end of the applicable interest period for such Existing LIBOR Loans, after which such provisions shall have no further force or effect. Outstanding loans under the Existing Loan Agreement (including Existing LIBOR Loans for which the applicable interest period has ended), as amended, will bear interest at a per annum rate elected by the borrower that is equal to (i) term SOFR plus 0.10%, 0.15% or 0.25% in case of, respectively, a one-month, two-month or three-month interest period (“Adjusted Term SOFR”) or (ii) an alternate base rate (which is equal to the greatest of the prime rate, the Federal Funds effective rate plus 0.50%, and one-month Adjusted Term SOFR plus 1.0%), in each case plus the applicable margin.

Except as stated above, the Amendment does not result in any other substantive changes to the Existing Loan Agreement, including without limitation changes in the credit facilities, interest rate margin applicable to the loans, guarantees, collateral, prepayment requirements, covenants, representations and warranties or events of default under the Existing Loan Agreement.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure

On June 17, 2022, the Company issued a press release announcing the execution of the Amendment. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Exchange Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	First Amendment to Amended and Restated Loan Agreement, dated as of June 15, 2022, by and among Whole Earth Brands, Inc., certain domestic subsidiaries thereto, Toronto Dominion (Texas) LLC as administrative agent thereunder, and certain lenders signatory thereto.

99.1	Press Release dated June 17, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*	Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Whole Earth Brands, Inc.

Date: June 17, 2022	By:	/s/ Ira W. Schlussel
Ira W. Schlussel
Vice-President and Chief Legal Officer